As filed with the Securities and Exchange Commission on July 11, 2012.
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	35-1537210
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana 46235
(317) 899-1022
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn S. Lyon
Chairman of the Board and Chief Executive Officer
The Finish Line, Inc.
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
(317) 899-1022
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David P. Hooper, Esq. Barnes & Thornburg LLP 11 South Meridian Street Indianapolis, Indiana 46204 (317) 231-7333

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement, as determined by the selling shareholders.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, $0.01 par value per share	1,205,950 shares	$20.40	$24,601,380	$2,820
________________________
(1)	Represents Class A Common Shares that may be sold by the selling shareholders named herein.
(2)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are calculated on the basis of $20.40, which is the average of the high and low sales prices of the registrant’s Class A Common Shares, as reported on the NASDAQ Global Select Market on July 10, 2012.

PROSPECTUS

1,205,950 Shares of Class A Common Stock Issuable Upon the Conversion of Class B Common Stock

We have prepared this prospectus to register the resale of up to 1,205,950 shares of our Class A Common Stock, par value $0.01 per share (“Class A Shares”), which are issuable upon the conversion of our Class B Common Stock, par value $0.01 per share (“Class B Shares”), as more fully described in this prospectus.  The Class A Shares may be offered for sale from time to time by the selling shareholders named in this prospectus.  See “About This Prospectus” on page 1 of this prospectus, and “Selling Shareholders” on page 5 of this prospectus.  The selling shareholders acquired our Class B Shares in private transactions pursuant to either original issuances to our founders or grants to employees and independent directors under our equity compensation plans.  Our Restated Articles of Incorporation (“Restated Articles”) provide for the conversion of all Class B Common Shares into Class A Common Shares as of July 20, 2012, which is the day after our 2012 Annual Meeting of Shareholders.  We have prepared and filed this prospectus for the purpose of any resale by the selling shareholders, but we do not know when or whether, or at what price, any or all of the Class A Shares may be sold.

The selling shareholders identified in this prospectus, or any supplement hereto, in the section captioned “Selling Shareholders” may use this prospectus or any prospectus supplement to offer and resell, from time to time, commencing July 20, 2012 and thereafter, up to, in the aggregate, 1,205,950 Class A Shares.  This prospectus describes the general manner in which the Class A Shares may be offered and sold by the selling shareholders.  If necessary, the specific manner in which the Class A Shares may be offered and sold will be described in a supplement to this prospectus.

We are not selling any Class A Shares under this prospectus and will not receive any proceeds from the sale of the Class A Shares by the selling shareholders.  The Class A Shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders in the open market or through privately negotiated transactions or, alternatively, through underwriters or broker-dealers or agents, or through a combination of any of these methods.  The Class A Shares may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices.  See “Plan of Distribution” beginning on page 11 of this prospectus.  The selling shareholders will be responsible for underwriting commissions, discounts, and fees, if any, and any transfer taxes applicable to the sale of any Class A Shares.  We will be responsible for all other offering expenses, other than the fees and expenses of legal counsel that are incurred by any selling shareholder.

Our Class A Shares are listed on the NASDAQ Global Select Market under the symbol “FINL.”  On July 10, 2012, the last reported sale price of our Class A Shares on the NASDAQ Global Select Market was $20.26 per share.

	Per Share		Total
Price to Public	$20.40	(1)	$24,601,380
Underwriting Discounts/Commissions	0.00	(2)	0.00	(2)
Proceeds to Selling Shareholders (before expenses (3))	$20.40		$24,601,380
__________________________
(1)	This is the average of the high and low sale prices of our Class A Shares, as reported on the NASDAQ Global Select Market on July 10, 2012. Class A Shares will be offered by the selling shareholders at prevailing market prices or privately negotiated prices.
(2)	We have not engaged an underwriter or placement agent to assist with the distribution of the shares offered by this prospectus.
(3)	We have agreed to bear all expenses associated with registering these securities with the Securities and Exchange Commission, other than direct expenses incurred by the selling shareholders, such as selling commissions, brokerage fees and expenses, and transfer taxes.

Investing in our common stock involves a certain degree of risk.  Please see “Risk Factors” on page 5 of this prospectus before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 11, 2012.

You should rely only on the information contained in this prospectus, any prospectus supplement, and the documents we have incorporated by reference.  Neither we nor the selling shareholders have authorized anyone else to provide you with different information or representations, and if given or made, such information or representations must not be relied upon as having been authorized by us or the selling shareholders.  The selling shareholders are not making an offer of the Class A Shares in any state where the offer is not permitted.  This prospectus, any prospectus supplement, or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.  The delivery of this prospectus, any prospectus supplement, or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

We have prepared this prospectus to register the resale of up to 1,205,950 of our Class A Shares, which are issuable upon the conversion of our Class B Shares.  The Class A Shares may be offered for sale from time to time by the selling shareholders named in this prospectus.  We originally issued the Class B Shares in private transactions pursuant to either original issuances in 1992 to our founders, Alan H. Cohen, Larry J. Sablosky, and David I. Klapper, or grants to employees and independent directors since July 2009 under our equity compensation plans.  The Class B Shares were issued pursuant to private transactions in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), including Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.  In this connection, our Restated Articles provide for the conversion of all Class B Common Shares into Class A Common Shares, on a one-for-one basis, as of July 20, 2012, which is the day after our 2012 Annual Meeting of Shareholders.  This prospectus provides you with a general description of the securities the selling shareholders may offer.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (“SEC”) under the Securities Act using a “shelf” registration or continuous offering process.  To the extent required, the number of Class A Shares to be sold, the purchase price, the public offering price, the names of any agent or dealer, and any applicable commission or discount with respect to a particular offering by any selling shareholder may be set forth in an accompanying prospectus supplement, which also may add, update, or change information contained in this prospectus.

This prospectus omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the selling shareholders.  Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete and, in each instance, reference is made to the copy of the document filed.  Before you invest in our securities, you should carefully read the registration statement and exhibits thereto, this prospectus, any applicable prospectus supplement, and the information contained in the documents we refer to in this prospectus under the headings “Where You Can Find Additional Information” on page 12 and “Incorporation of Certain Information By Reference” on page 13.

In this prospectus, unless otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to The Finish Line, Inc. and, where appropriate, our subsidiary companies.

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION

Discussions in this prospectus contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions, are intended to identify forward-looking statements. We caution you to be aware of the speculative nature of “forward-looking statements.” Although these statements reflect our good faith belief based on current expectations, estimates, and projections about (among other things) the industry and the markets in which we operate, they are not guarantees of future performance. Whether actual results will conform to our expectations and predictions is subject to a number of known and unknown risks and uncertainties, including:

•	the risks and uncertainties discussed in this prospectus;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our products;
•	changes in our competitive position;
•	our ability to manage growth;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies; and
•	other circumstances, many of which are beyond our control.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements. We may not realize the results anticipated by us or, even if we substantially realize the results we anticipate, the results may not have the consequences to, or effects on, us or our business or operations that we indicate or expect. Except as required by applicable law, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events, or otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our consolidated financial statements and the related notes thereto, incorporated by reference herein. See “Where You Can Find Additional Information” on page 12 for information regarding the documents incorporated by reference herein. In addition, you should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” on page 5 of this prospectus.

Our Company

The Finish Line, Inc., together with its subsidiaries (collectively the “Company”), is one of the nation’s largest mall-based specialty retailers in the United States and operates two retail divisions under the Finish Line brand (“Finish Line”) and the Running Specialty Group (“Running Specialty”).

Finish Line. Finish Line is a premium retailer of athletic shoes, apparel and accessories. As of July 10, 2012, the Company operated 639 Finish Line stores averaging approximately 5,400 square feet in 47 states.  In addition, the Company operates an e-commerce site, www.finishline.com, as well as mobile commerce via m.finishline.com.  Finish Line stores generally carry a large selection of men’s, women’s, and kids’ performance and athletic casual shoes, as well as an assortment of apparel and accessories.  Brand names offered by Finish Line include Nike, Brand Jordan, Reebok, adidas, Under Armour, Asics, Brooks, New Balance, Mizuno, Lacoste, The North Face, and many others.  Footwear accounts for approximately 86% of Finish Line’s net sales.  Finish Line’s goal is to be the premium athletic footwear retailer, which is defined by offering the most relevant products from the best brands in an engaging and exciting shopping environment with knowledgeable staff trained to deliver outstanding customer service.

Running Specialty.  Running Specialty is a specialty running retailer of precision-fitted running shoes, apparel and accessories.  As of July 10, 2012, the Company operated 19 Running Specialty stores in seven states and the District of Columbia.  In addition, the Company acquired an internet domain name, www.run.com, which will be used as Running Specialty’s e-commerce site commencing in fiscal year 2013.  Running Specialty stores generally carry men’s and women’s performance running shoes, as well as an assortment of performance apparel and accessories.  Brand names offered include Nike, Reebok, Mizuno, Saucony, Asics, Brooks, New Balance, adidas, and Puma.  Footwear accounts for approximately 50% of Running Specialty’s net sales.  Running Specialty stores, which average 3,000 square feet, were acquired by the Company on August 31, 2011, when Running Specialty was an 18-store chain.

The Company’s principal executive offices are located at 3308 N. Mitthoeffer Road, Indianapolis, Indiana 46235, and its telephone number is (317) 899-1022.  Information contained in, or accessible through, our websites listed above does not constitute a part of this prospectus.  Our common stock is traded on the NASDAQ Global Select Market under the trading symbol “FINL.”

The Offering

Class A Shares outstanding	49,588,961(1)

Class A Shares offered by the selling shareholders	1,205,950(2)

Class A Shares outstanding after conversion of Class B Shares	50,794,911(1), (2)

Plan of Distribution
The selling shareholders may offer and sell their shares from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at privately negotiated prices.  The selling shareholders may sell their shares through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders, the purchasers of the shares, or both.  See “Plan of Distribution” beginning on page 11 of this prospectus.

Use of proceeds
The selling shareholders will receive the net proceeds from the sale of Class A Shares.  We will receive none of the proceeds from the sale of Class A Shares offered by this prospectus but will pay the expenses of this offering.

Risk Factors
See the discussion under the caption “Risk Factors” on page 5 and other information in this prospectus for a discussion of factors you should carefully consider before deciding to invest in Class A Shares.

Dividend policy
On April 18, 2012, the Company announced a cash dividend of $0.06 per Class A and Class B Share.  The cash dividend was paid on June 18, 2012 to shareholders of record as of June 1, 2012. The Company expects to continue to pay dividends on a quarterly basis and review for increases annually; however, further declarations of dividends remain at the discretion of the Company’s Board of Directors.

___________________
(1)	Includes all Class A Shares outstanding as of July 10, 2012. Excludes shares issuable upon the exercise of options to purchase Class A Shares.
(2)	Includes all 1,205,950 Class B Shares outstanding as of July 10, 2012 which will be converted into Class A Shares as of July 20, 2012.

RISK FACTORS

An investment in our securities, including the Class A Shares, involves certain risks.  You should carefully consider all of the information contained in this prospectus and any prospectus supplement and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference” on page 13, including the risks described under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 3, 2012, which item is specifically incorporated by reference herein.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please read “Cautionary Statements Concerning Forward-Looking Information” on page 1 above.  Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.  If any of these risks occur, our business, financial condition, or results of operations could be adversely affected.  Prospective investors should consult their own financial, legal, tax, and other professional advisors as to the risks associated with an investment in our securities and the suitability of the investment for the investor.

USE OF PROCEEDS

The Class A Shares to be offered and sold using this prospectus will be offered and sold by the selling shareholders named in this prospectus.  We will not receive any proceeds from the sale of such Class A Shares.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale, from time to time, of up to 1,205,950 Class A Shares by the selling shareholders identified below.  No offer or sale may occur unless this prospectus is effective at the time the selling shareholders offer or sell such Class A Shares.

The selling shareholders acquired our Class B Shares in private transactions pursuant to either original issuances to our founders or grants to employees and independent directors under our equity compensation plans.  The Class B Shares were issued pursuant to private transactions in reliance on exemptions from the registration requirements of the Securities Act, including Section 4(2) thereof, relating to offers of securities by an issuer not involving any public offering.  On July 23, 2009, the Company’s shareholders approved the Restated Articles, which effected a number of amendments relating to the Company’s dual stock structure.  In particular, the Restated Articles provide for the conversion of all Class B Shares into Class A Shares as of July 20, 2012, which is the day after our 2012 Annual Meeting of Shareholders.  We have prepared and filed this prospectus for the purpose of any resale by the selling shareholders, but we do not know when or whether, or at what price, any or all of the Class A Shares may be sold.

The following table sets forth certain information known to us regarding each selling shareholder’s beneficial ownership of our Class A Shares as of July 10, 2012.  The information below is based upon information provided to us by or on behalf of each selling shareholder.  Applicable percentage ownership is based on 49,588,961 shares of our Class A Shares outstanding as of July 10, 2012.  In computing the number of Class A Shares beneficially owned by a selling shareholder and the percentage ownership of that shareholder, we have included Class A Shares that such holder has the right to acquire within 60 days of July 10, 2012, including Class B Shares that are convertible into Class A Shares as of July 20, 2012, and Class A Shares issuable upon the exercise of options held by that shareholder.

	As of July 10, 2012
	Class A Shares Beneficially Owned Before Offering				Class A Shares Beneficially Owned After Offering†
Name of Selling Shareholder	Shares owned		% owned(1)	Number of Shares Being Sold	Shares owned	% owned(1)
Glenn S. Lyon Chairman and Chief Executive Officer	280,531	(3)	(2)	180,890	99,641	(2)
Samuel M. Sato Finish Line brand President and Chief Merchandising Officer(4)	135,039	(5)	(2)	67,556	67,483	(2)
Steven J. Schneider President and Chief Operating Officer	297,634	(6)	(2)	81,528	216,106	(2)
Edward W. Wilhelm Executive Vice President, Chief Financial Officer	89,429	(7)	(2)	61,549	27,880	(2)
George S. Sanders Executive Vice President, Real Estate and Store Development	290,537	(8)	(2)	30,769	259,768	(2)
Gary D. Cohen Former Chief Administrative Officer and Secretary	215,528	(9)	(2)	10,920	204,608	(2)
Stephen Goldsmith Director	57,239	(10)	(2)	13,453	43,786	(2)
Bill Kirkendall Director	16,830	(11)	(2)	14,044	2,786	(2)
William P. Carmichael Director	31,830	(12)	(2)	14,044	17,786	(2)
Catherine A. Langham Director	40,630	(13)	(2)	14,044	26,586	(2)
Dolores A. Kunda Director	18,182	(14)	(2)	14,044	4,138	(2)
Norman H. Gurwitz Director	3,843	(15)	(2)	3,843	–	(2)
Richard P. Crystal Director	12,018	(16)	(2)	12,018	–	(2)
Torrence Boone Director	1,564	(17)	(2)	1,564	–	(2)
Alan H. Cohen(18)	364,756	(19)	(2)	119,756	245,000	(2)
David I. Klapper(20)	280,000	(21)	(2)	280,000	–	(2)
Larry J. Sablosky(22)	100,000	(23)	(2)	100,000	–	(2)
Ben Cooke Vice President of The Running Specialty Group, LLC	1,797	(24)	(2)	575	1,222	(2)
Jay Custard Vice President, e-Commerce Marketing	1,150	(25)	(2)	1,150	–	(2)

	As of July 10, 2012
	Class A Shares Beneficially Owned Before Offering				Class A Shares Beneficially Owned After Offering†
Name of Selling Shareholder	Shares owned		% owned(1)	Number of Shares Being Sold	Shares owned	% owned(1)
Greg Davis Vice President, Sales (Southeast)	27,176	(26)	(2)	4,919	22,257	(2)
Jenni Dillon Vice President, Planning and Allocation	10,805	(27)	(2)	4,716	6,089	(2)
Christopher C. Eck Senior Vice President, General Counsel and Corporate Secretary	9,218	(28)	(2)	8,047	1,171	(2)
Chad Edmundson Vice President, Real Estate	8,200	(29)	(2)	2,986	5,214	(2)
Robert Edwards Senior Vice President, Distribution	86,333	(30)	(2)	6,679	79,654	(2)
Alberto Goizueta Vice President, Customer Care	11,744	(31)	(2)	5,337	6,407	(2)
Melissa Greenwell Senior Vice President, Corporate Human Resources	12,347	(32)	(2)	7,551	4,796	(2)
Charles H. Harrison Vice President, Sales (Southwest)	4,480	(33)	(2)	701	3,779	(2)
Ronald Jefferson Vice President, DMM, Lifestyle and Kid’s Footwear	13,994	(34)	(2)	4,932	9,062	(2)
Jason Kish Vice President, Sales (Northeast)	2,345	(35)	(2)	715	1,630	(2)
William S. Kotch Vice President, Real Estate	4,766	(36)	(2)	4,427	339	(2)
Todd Kuebel Vice President, Inventory Management	22,921	(37)	(2)	3,099	19,822	(2)
Christopher S. Ladd Executive Vice President, Chief Digital Officer	13,360	(38)	(2)	13,360	–	(2)
Mark S. Landau Executive Vice President, Chief Business Development Officer(39)	37,859	(40)	(2)	37,859	–	(2)
Terry Ledbetter Senior Vice President, Chief Information Officer	4,329	(41)	(2)	3,905	424	(2)
Michael L. Marchetti Executive Vice President, Store Operations	310,007	(42)	(2)	28,990	281,017	(2)
Sally McKelvey Vice President, Strategy – Finish Line	2,160	(43)	(2)	2,160	–	(2)
Jeffery Morrell Vice President, DMM, Performance Footwear	12,073	(44)	(2)	5,105	6,968	(2)

	As of July 10, 2012
	Class A Shares Beneficially Owned Before Offering				Class A Shares Beneficially Owned After Offering†
Name of Selling Shareholder	Shares owned		% owned(1)	Number of Shares Being Sold	Shares owned	% owned(1)
Michael D. Northrop Vice President, Sales (Central)	1,873	(45)	(2)	722	1,151	(2)
David Osswald Vice President, DMM, Apparel	9,955	(46)	(2)	5,070	4,885	(2)
Danielle Quatrochi Vice President, Digital Experience	1,035	(47)	(2)	1,035	–	(2)
Steven Schreibman Senior Vice President, Chief Marketing Officer	10,925	(48)	(2)	9,844	1,081	(2)
Michael Smith Senior Vice President, Loss Prevention	26,569	(49)	(2)	3,964	22,605	(2)
Beau J. Swenson Senior Vice President, Chief Accounting Officer and Corporate Controller	19,525	(50)	(2)	8,665	10,860	(2)
Douglas Todd Vice President, Tax	4,366	(51)	(2)	3,075	1,291	(2)
Roger Underwood Senior Vice President, eCommerce Ops and Technology	36,192	(52)	(2)	6,340	29,852	(2)

†
The selling shareholders identified in this table may sell some, all, or none of the shares owned by them that are registered under this registration statement.  While we do not currently have knowledge of any agreements, arrangements, or understandings with respect to the sale of any of the shares registered hereunder, for purposes of this table we are assuming that the selling shareholders will sell all of the Class A Shares which were converted from Class B Shares on July 20, 2012.

(1)
Based on, for each selling shareholder, 49,588,961 Class A Shares outstanding as of July 10, 2012, plus securities beneficially owned by that shareholder that are exercisable for or convertible into Class A Shares within 60 days of July 10, 2012.  We have filed this registration statement, of which this prospectus is a part, to register for resale the Class A shares issuable upon the conversion of the Class B Shares.

(2)	Less than 1% of the respective class of shares outstanding.
(3)
Includes (i) 180,890 Class A Shares issuable to Mr. Lyon upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 77,576 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(4)
Within the past three years, Mr. Sato also served as the Company’s Executive Vice President, Chief Merchandising Officer from March 2007 to October 2010, and as President and Chief Merchandising Officer from October 2010 to August 2011.

(5)
Includes (i) 67,556 Class A Shares issuable to Mr. Sato upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 44,107 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(6)
Includes (i) 81,258 Class A Shares issuable to Mr. Schneider upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 119,834 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(7)
Includes (i) 61,549 Class A Shares issuable to Mr. Wilhelm upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 27,880 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(8)
Includes (i) 30,769 Class A Shares issuable to Mr. Sanders upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 186,675 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(9)
Includes (i) 10,920 Class A Shares issuable to Mr. Cohen upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 134,544 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(10)
Includes (i) 13,453 Class A Shares issuable to Mr. Goldsmith upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 40,000 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(11)	Includes 14,044 Class A Shares issuable to Mr. Kirkendall upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(12)	Includes 14,044 Class A Shares issuable to Mr. Carmichael upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(13)
Includes (i) 14,044 Class A Shares issuable to Ms. Langham upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 22,000 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(14)	Includes 14,044 Class A Shares issuable to Ms. Kunda upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(15)	Includes 3,843 Class A Shares issuable to Mr. Gurwitz upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(16)	Includes 12,018 Class A Shares issuable to Mr. Crystal upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(17)	Includes 1,564 Class A Shares issuable to Mr. Boone upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(18)
Mr. Cohen is a retired founder of the Company.  Within the past three years, Mr. Cohen also was the Chairman of the Company’s Board of Directors, a position he held until his retirement on July 22, 2010.

(19)
Includes (i) 119,756 Class A Shares issuable to Mr. Cohen upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 245,000 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(20)
Mr. Klapper is a retired founder of the Company.  Within the past three years, Mr. Klapper also was a member of the Company’s Board of Directors, a position he held until his retirement on July 23, 2009.

(21)	Includes 280,000 Class A Shares issuable to Mr. Klapper upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(22)	Mr. Sablosky is a retired founder of the Company.
(23)	Includes 100,000 Class A Shares issuable to Mr. Sablosky upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(24)	Includes 575 Class A Shares issuable to Mr. Cooke upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(25)	Includes 1,150 Class A Shares issuable to Mr. Custard upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(26)
Includes (i) 4,919 Class A Shares issuable to Mr. Davis upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 10,611 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(27)
Includes (i) 4,716 Class A Shares issuable to Ms. Dillon upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 5,747 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(28)
Includes (i) 8,047 Class A Shares issuable to Mr. Eck upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 433 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(29)
Includes (i) 2,986 Class A Shares issuable to Mr. Edmundson upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 2,214 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(30)
Includes (i) 6,679 Class A Shares issuable to Mr. Edwards upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 62,857 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(31)
Includes (i) 5,337 Class A Shares issuable to Mr. Goizueta upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 6,407 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(32)
Includes (i) 7,551 Class A Shares issuable to Ms. Greenwell upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 4,582 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(33)
Includes (i) 701 Class A Shares issuable to Mr. Harrison upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 2,564 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(34)
Includes (i) 4,932 Class A Shares issuable to Mr. Jefferson upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 9,062 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(35)
Includes (i) 715 Class A Shares issuable to Mr. Kish upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 604 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(36)
Includes (i) 4,427 Class A Shares issuable to Mr. Kotch upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 339 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(37)
Includes (i) 3,099 Class A Shares issuable to Mr. Kuebel upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 18,756 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(38)	Includes 13,360 Class A Shares issuable to Mr. Ladd upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(39)	Within the past three years, Mr. Landau also was a member of the Company’s Board of Directors from January 2010 to December 2011.
(40)	Includes 37,859 Class A Shares issuable to Mr. Landau upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(41)
Includes (i) 3,905 Class A Shares issuable to Mr. Ledbetter upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 424 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(42)
Includes (i) 28,990 Class A Shares issuable to Mr. Marchetti upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 192,165 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(43)	Includes 2,160 Class A Shares issuable to Ms. McKelvey upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(44)
Includes (i) 5,105 Class A Shares issuable to Mr. Morrell upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 6,068 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(45)
Includes (i) 722 Class A Shares issuable to Mr. Northrop upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 110 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(46)
Includes (i) 5,070 Class A Shares issuable to Mr. Osswald upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 4,586 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(47)	Includes 1,035 Class A Shares issuable to Ms. Quatrochi upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012.
(48)
Includes (i) 9,844 Class A Shares issuable to Mr. Schreibman upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 1,081 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(49)
Includes (i) 3,964 Class A Shares issuable to Mr. Smith upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 18,185 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(50)
Includes (i) 8,665 Class A Shares issuable to Mr. Swenson upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 10,102 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(51)
Includes (i) 3,075 Class A Shares issuable to Mr. Todd upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 249 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

(52)
Includes (i) 6,340 Class A Shares issuable to Mr. Underwood upon the conversion of Class B Shares on a one-for-one basis on July 20, 2012, and (ii) 29,852 Class A Shares issuable upon the exercise of stock options exercisable within 60 days of July 10, 2012.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by any selling shareholder named herein as to any plan of distribution.  The selling shareholders may choose not to sell any of their Class A Shares.  Alternatively, the selling shareholders, and any of their assignees, pledgees, transferees, and successors-in-interest, may, from time to time, sell any or all of the shares being offered pursuant to this prospectus on any stock exchange, market, or trading facility on which our Class A Shares are traded or in private transactions. These sales may be at fixed or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent buy may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	settlement of short sales entered into after the effectiveness of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of such methods of sale; or

•	any other method permitted pursuant to applicable law.

Any shares of our common stock that qualify for sale pursuant to Rule 144 or Rule 144A under the Securities Act may be sold under such rules rather than through this prospectus.

The selling shareholders may effect transactions by selling shares directly to purchasers or to or through brokers or dealers.  The brokers or dealers may act as agents or principals.  The brokers or dealers may receive compensation in the form of discounts, concessions, or commissions from the selling shareholders or the purchasers of the shares.  The compensation of any particular broker or dealer may be in excess of customary commissions.

Because the selling shareholders and broker-dealers that participate with the selling shareholders in the distribution of shares may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act.  Any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.  Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our Class A Shares for a period of two business days prior to commencement of such distribution.  In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and sales of our Class A Shares by the selling shareholders.  We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

In connection with the sale of our Class A Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Shares in the ordinary course of hedging the positions they assume.  The selling shareholders also may sell Class A Shares short and deliver these securities to close out their short positions, or loan or pledge the Class A Shares to broker-dealers that in turn may sell these securities.  A short seller expects to profit from the decline in the price of a stock by selling stock that is borrowed from a third party, and then buying the stock later at a lower price to return to the lender.  Short sales can depress the market price of our stock.  The selling shareholders in this offering are not subject to any contractual restrictions on selling short any of our Class A Shares.  Regulation SHO and other rules and regulations under the Exchange Act regulate short sales and prohibit certain short-selling tactics considered abusive or manipulative.  The selling shareholders also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Applicable state securities laws may require that shares be sold only through registered or licensed brokers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have not undertaken to qualify this offering for offers to individual investors in any jurisdiction outside of the United States.  However, the Class A Shares covered by this prospectus may be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act, as amended, rather than under this prospectus.

We will not receive any proceeds from the sale of the shares by the selling shareholders.  However, we will bear all costs, expenses, and fees in connection with the registration of the shares being offered through this prospectus.  The selling shareholders will bear all commissions, concessions, and discounts, if any, attributable to sales of the shares.  The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Our Class A Shares are listed on the NASDAQ Global Select Market under the symbol “FINL.”  There can be no assurance that any selling shareholder will sell any or all of the Class A Shares under this prospectus.  Further, we cannot assure you that any selling shareholder will not transfer, devise, or gift the Class A Shares by other means not described in this prospectus.

LEGAL MATTERS

The validity of the Class A Shares offered by this prospectus has been passed upon for us by Barnes & Thornburg LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of The Finish Line, Inc. appearing in The Finish Line, Inc.’s Annual Report (Form 10-K) for the year ended March 3, 2012 and the effectiveness of The Finish Line, Inc.’s internal control over financial reporting as of March 3, 2012 included in its Form 10-K, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, of which this prospectus is a part, with the SEC with respect to the shares described in this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, parts of which are omitted as permitted by the rules and regulations of the SEC.  Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete.  For further information pertaining to us and our common stock, we refer you to our registration statement and the exhibits thereto.  In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act.  You may read and copy the registration statement and any other document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room.  Our filings with the SEC are also available to the public on the SEC’s website at www.sec.gov.  In addition, because our stock is listed for trading on the NASDAQ Global Select Market, you can read and copy reports and other information concerning us at the offices of the NASDAQ Stock Market located at One Liberty Plaza, 165 Broadway, New York, New York 10006.

The Company also makes available free of charge through its Internet website (www.finishline.com) the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such reports and amendments are electronically filed with or furnished to the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information.  The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care.  Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information.  We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended March 3, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 2, 2012;

•	Our Current Reports on Form 8-K dated March 30, 2012 (but only the information disclosed under Item 8.01 thereof), April 19, 2012, and May 30, 2012;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 3, 2012, from our definitive 2012 Proxy Statement for the Annual Meeting of Shareholders on Schedule 14A dated June 19, 2012; and

•
The description of our common stock contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2004, together with any amendment or report filed with the Commission for the purpose of updating such description.

In addition, we also incorporate by reference into this prospectus additional information that we may subsequently file with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering.  These documents include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as Proxy Statements.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner of our Class A Shares, to whom this prospectus is delivered, upon written or oral request, a copy of any and all documents that have been incorporated by reference into this prospectus but not delivered with this prospectus (without exhibits, unless the exhibits are specifically incorporated by reference but not delivered with this prospectus).  Requests should be directed to:

Investor Relations
The Finish Line, Inc.
3308 North Mitthoeffer Road
Indianapolis, Indiana 46235
(317) 899-1022
IR@finishline.com

You should rely only on the information and representations in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information or representations. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

[Outside Back Cover Page]

DEALER PROSPECTUS DELIVERY OBLIGATION

Until October 9, 2012 (90 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, all of which, other than underwriting discounts and selling commissions, if any, are being borne by the registrant.

Securities and Exchange Commission registration fee	$2,820
Accounting fees and expenses*	10,000
Legal fees and expenses*	25,000
Printing fees and expenses	-
Transfer agent fees and expenses	-
Miscellaneous*	5,000
Total	$42,820
* Estimated

Item 15.  Indemnification of Directors and Officers.

Article 10 of the Company’s Restated Articles of Incorporation and Article 9 of its Bylaws provide for (i) mandatory indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or by reason of any action alleged to have been taken or omitted in such capacity, and (ii) permissive indemnification of any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Company. Indemnification under the Restated Articles of Incorporation and Bylaws will not be required or permitted where a determination is made by the Board of Directors that indemnification of the director, officer, employee or agent is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in the Restated Articles of Incorporation and Bylaws. Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if: (i) the Company receives a written affirmation of the director’s or officer’s good faith belief that the director or officer has met the standard of care described in the Restated Articles of Incorporation and Bylaws; (ii) the Company receives an unconditional written undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized in the Restated Articles of Incorporation and Bylaws; and (iii) a determination is made that the facts known to those making the determination would not preclude indemnification under this provision. The expenses incurred by other employees and agents may be paid in advance upon such terms and conditions as the Board of Directors deems appropriate.

The Finish Line, Inc. is incorporated under the laws of the State of Indiana. Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with the defense of proceedings in which they are made parties, or threatened to be made parties, by reason of such relationship to the corporation, except where they are adjudged liable for specific types of negligence or misconduct in the performance of their duties to the corporation. Chapter 37 also requires every Indiana corporation to indemnify any of its directors and, unless such corporation’s articles of incorporation provide otherwise, any of its officers who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director or officer in connection with such proceeding.

The Company has entered into, and the shareholders of the Company ratified, separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Company and certain officers of the Company (the “Indemnitees”). Pursuant to the terms and conditions of the Indemnity Agreements, the Company has agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her arising out of or in connection with any event or occurrence related to Indemnitee’s service or capacity as a director or officer of the Company, or his or her service at the request of the

Company as a director, officer, manager, member, trustee, agent or fiduciary of certain other entities, provided that such claim is not for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law.

The Indemnity Agreements provide that so long as no appropriate reviewing party has determined that the expenses sought to be advanced arise out of, or were based upon a claim in which the Indemnitee failed to meet the standard of conduct, an Indemnitee is entitled to advancement of expenses under the Indemnity Agreement if the Indemnitee submits a:

●	Written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct; and

●	An unconditional written statement undertaking to repay the amount to the Company if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company.

The Company has purchased a policy of directors’ and officers’ liability insurance that insures directors and officers of the Company against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions.

Item 16.   Exhibits.

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated June 21, 2009, by and among The Finish Line Man Alive, Inc., The Finish Line, Inc., Man Alive Acquisitions, LLC, and the other entities listed therein (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009)

4.1
Restated Articles of Incorporation of The Finish Line, Inc. (amended and restated as of July 23, 2009) (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2009)

4.2
Bylaws of The Finish Line, Inc. (amended as of July 23, 2009) (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009)

4.3
1992 Employee Stock Incentive Plan of The Finish Line, Inc. (as amended and restated) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-62063))

4.4
2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended February 26, 2011)

4.4(a)
Amendment No. 1 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended March 3, 2007)

4.4(b)
Amendment No. 2 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 17, 2008)

4.4(c)
Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009)

4.5	The Finish Line, Inc. 2009 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a  20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)  To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or 8 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on July 11, 2012.

THE FINISH LINE, INC.

By:	/s/ Glenn S. Lyon
Glenn S. Lyon Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of The Finish Line, Inc. hereby constitutes and appoints each of Glenn S. Lyon and Edward W. Wilhelm his or her attorney-in-fact and agent, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or his or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

(1) Principal Executive Officer

/s/ Glenn S. Lyon	Chairman of the Board and Chief Executive Officer	July 11, 2012
Glenn S. Lyon

(2) Principal Financial Officer

/s/ Edward W. Wilhelm	Executive Vice President, Chief Financial Officer	July 11, 2012
Edward W. Wilhelm

(3) Principal Accounting Officer

/s/ Beau J. Swenson	Senior Vice President, Chief Accounting Officer	July 11, 2012
Beau J. Swenson

(4)  A Majority of the Board of Directors

/s/ Glenn S. Lyon	Chairman of the Board	July 11, 2012
Glenn S. Lyon

/s/ Stephen Goldsmith	Director	July 11, 2012
Stephen Goldsmith

/s/ Bill Kirkendall	Director	July 11, 2012
Bill Kirkendall

/s/ William P. Carmichael	Director	July 11, 2012
William P. Carmichael

/s/ Catherine A. Langham	Director	July 11, 2012
Catherine A. Langham

/s/ Dolores A. Kunda	Director	July 11, 2012
Dolores A. Kunda

/s/ Norman H. Gurwitz	Director	July 11, 2012
Norman H. Gurwitz

/s/ Richard P. Crystal	Director	July 11, 2012
Richard P. Crystal

/s/ Torrence Boone	Director	July 11, 2012
Torrence Boone

EXHIBIT INDEX

Exhibit Number	Description
2.1
Asset Purchase Agreement, dated June 21, 2009, by and among The Finish Line Man Alive, Inc., The Finish Line, Inc., Man Alive Acquisitions, LLC, and the other entities listed therein (incorporated by reference to Exhibit 2.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009)

4.1
Restated Articles of Incorporation of The Finish Line, Inc. (amended and restated as of July 23, 2009) (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2009)

4.2
Bylaws of The Finish Line, Inc. (amended as of July 23, 2009) (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009)

4.3
1992 Employee Stock Incentive Plan of The Finish Line, Inc. (as amended and restated) (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-62063))

4.4
2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended February 26, 2011)

4.4(a)
Amendment No. 1 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended March 3, 2007)

4.4(b)
Amendment No. 2 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on June 17, 2008)

4.4(c)
Amendment No. 3 to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005) (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009)

4.5	The Finish Line, Inc. 2009 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2009)
5.1	Opinion of Barnes & Thornburg LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)